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                                                                      Exhibit 99
[DUSA LOGO]
INNOVATION IN PHOTODYNAMIC THERAPY

DUSA Pharmaceuticals, Inc.(R)
For Release February 16, 2004 8:30 a.m. Eastern


                    DUSA PHARMACEUTICALS, INC. TO PRESENT AT
                           THE ROTH CAPITAL PARTNERS
                      16TH ANNUAL GROWTH STOCK CONFERENCE

Wilmington, MA. February 16, 2004 - DUSA Pharmaceuticals, Inc. (NASDAQ NMS:
DUSA) announced today that Dr. Geoff Shulman, the Company's President & CEO will be presenting on Thursday, February 19, 2004 at 8:00 a.m. (Pacific Time) at the Roth Capital Partners 16th Annual Growth Stock Conference taking place at the St. Regis Monarch Beach Resort and Spa in Dana Point, CA.

Dr. Shulman will provide an overview of the Company and its products, the Levulan(R) Kerastick(R) and the BLU-U(R) brand light source. The fundamentals of the technology platform will be reviewed and a summary of current and potential markets for the products will be highlighted.

About DUSA Pharmaceuticals
DUSA Pharmaceuticals, Inc. is a biopharmaceutical company engaged primarily in the development of Levulan Photodynamic Therapy (PDT) and Photodetection (PD) for multiple medical conditions. PDT and PD utilize light-activated compounds to induce a therapeutic or detection effect. DUSA is a world leader in topically or locally applied PDT and PD. DUSA maintains offices in Wilmington, MA, Valhalla, NY and Toronto, Ontario.

DUSA's first products, the Levulan Kerastick 20% Topical Solution with PDT and the BLU-U brand light source were launched in the United States in September 2000 for the treatment of actinic keratoses, or AKs (precancerous skin lesions), of the face or scalp. The Company also continues to develop its Levulan PDT pipeline in both dermatological and internal indications.

The presentation will be available over the web at the above stated date and time by clicking on the following link:
http://www.vcall.com/CEPage.asp?ID=85809. Upon completion of the live presentation, the archived presentation will be available within two hours and archived for up to twelve months. The presentation can also be viewed on www.rothcp.com and www.vcallconferences.com.

About the Roth Capital Partners 16th Annual Growth Stock Conference
This annual event is the largest in the nation for emerging growth companies. It provides a concentrated forum where Institutional Investors can meet the executives of growth companies hand picked by Roth Capital's research team. The conference will highlight approximately 225 companies from industry groups including Health Care, Consumer Products, Technology and Financial Services. This year, as a result of numerous client requests, Roth has extended the conference to three working days, including a Discovery Day, which will highlight companies "undiscovered" by Wall Street. For more information about the conference visit http://www.apgweb.com/roth/danapoint/.








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Except for historical information, this news release contains certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to a planned presentation by DUSA's President and CEO which will overview DUSA's products, review fundamentals of its platform and summarize current and potential market; and the availability of the presentation on the web. Such risks and uncertainties include, but are not limited to, commencement of the conference, ability of Dr. Shulman to be present at the conference, continued regulatory approval of DUSA's products, clinical trial results, the regulatory approval process, ability to fund continued research and development, maintenance of DUSA's patent portfolio, and other risks identified in DUSA's SEC filings from time to time.

For further information contact: D. Geoffrey Shulman, MD, President & CEO or Shari Lovell, Director, Shareholder Services Tel: 416.363.5059 Fax
416.363.6602 or visit www.dusapharma.com